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                                                                    EXHIBIT 3.18

                                    BYLAWS

                                      OF

                      SOUTHERN INDUSTRIAL SERVICES, INC.

                            ______________________

                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section 1. The registered office of the Company in the State of Delaware
     ----------
shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, or at such other location as shall be determined by the Board of Directors.

     Section 2. The Company may have offices at such other place or places,
     ----------
either within or without the State of Delaware, as the Board of Directors may from time to time designate.


                                  ARTICLE II
                                  ----------

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 1. The annual meeting of stockholders for the election of directors
     ----------
shall be held at 10:00 on the second Tuesday of May of each year or on such other date or at such other time as the Board of Directors may determine, at which meeting they shall elect by plurality vote, a Board of Directors and may transact such other business as may come before the meeting.

     Section 2. Special meetings of the stockholders may be called at any time
     ----------
by the president and shall be called by the president or secretary on a request in writing (or by a vote) of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

     Section 3. Meetings of the stockholders for the election of directors, and
     ----------
all other meetings of the stockholders shall be held at such place or places and at such time as may from time to time be fixed by the Board of Directors, as shall be specified in the notices or waivers of notice thereof, provided that at least ten days' notice be given to the stockholders of the place and time so fixed. In the event no place shall be fixed for any such meeting, such meeting shall be held at the Company's principal office.

     Section 4. A complete list of stockholders entitled to vote, arranged in
     ----------
alphabetical order, shall be prepared by the secretary and shall be open to the examination of any stockholder at the place of election, and for ten days prior thereto and during the whole time of the election.

     Section 5. Each stockholder entitled to vote shall, at every meeting of the
     ----------
stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him on all matters submitted to a vote, except in all elections for directors, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him, multiplied by the number of directors to be elected at such election, and each stockholder may cast the whole number of votes he has the right to cast, either

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in person or by proxy, for one candidate or distribute them among two or more candidates. No proxy shall be voted on after three years from its date unless it provides for a longer period. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for voting stockholders as hereinafter provided.

     Section 6. Notice of the time, place and purpose of all meetings of
     ----------
stockholders shall be mailed by the secretary to each stockholder of record entitled to vote, at his or her last known post office address, not less than ten days nor more than sixty days prior thereto.

     Section 7. The holders of a majority of the stock outstanding and entitled
     ----------
to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

     Section 8. The Board of Directors may fix, in advance, a record date, which
     ----------
shall not be more then sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, for the determination of the stockholders entitled to notice of, and to vote, at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     Section 9. Unless otherwise provided in the Certificate of Incorporation or
     ----------
restricted by law, any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under the General Corporation Law of Delaware, if such action has been voted upon by stockholders at a meeting thereof, the certificate required to be filed thereunder shall state, in lieu of any statement required concerning a vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the General Corporation Law of Delaware and that written notice has been given as provided in such section.

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                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section 1. The property and business of the Company shall be controlled and
     ----------
managed by a Board of Directors, three in number. Directors need not be stockholders.

     Section 2. The directors shall hold office until the next annual election
     ----------
and until their successors are elected and qualified. They shall be elected by the stockholders, except that if there be any vacancies in the board by reason of death, resignation or otherwise, or if there be any newly created directorships resulting from any increase in the authorized number of directors, such vacancies or newly created directorships may be filled for the unexpired term by a majority of the directors then in office, though less than a quorum.

     Section 3. The Board of Directors shall have all such powers as may be
     ----------
exercised by the Company, subject to the provisions of the statute and the Certificate of Incorporation.

     Section 4. The Board of Directors may, by resolution or resolutions passed
     ----------
by a majority of the whole board, designate an executive committee and one or more other committees, each to consist of two or more of the directors of the Company. The executive committee shall not have authority to make, alter or amend the Bylaws, but, unless prohibited by law, shall exercise all other powers of the Board of Directors between the meetings of the board, except the power to fill vacancies in their own memberships, which vacancies shall be filled by the Board of Directors. The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case. The executive committee and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors. Such other committees shall have and may exercise the powers of the Board of Directors to the extent provided in such resolution or resolutions.

     Section 5. At a meeting of stockholders called for that purpose the entire
     ----------
Board of Directors, or any individual director, may be removed from office without assignment of cause by the vote of a majority of the shares entitled to vote at an election of directors.

                                  ARTICLE IV
                                  ----------

                             MEETINGS OF DIRECTORS
                             ---------------------

     Section 1. As soon as practicable, after such annual election of directors,
     ----------
the directors shall meet for the purpose of organization, the election of officers, and the transaction of other business. Such meeting may immediately follow such election or may be called by the president on one day's notice in writing to each director and shall be called by the president in like manner on the written request of any director. Such meeting may be held within or without the State of Delaware at such place and time as is indicated in the notice or waiver of notice thereof.

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     Section 2. Regular meetings of the directors shall be held at such place,
     ----------
either within or without the State of Delaware, and at such times as may be fixed by resolution of the Board of Directors. No notice of regular meetings need be given to the directors.

     Section 3. Special meetings of the directors may be called by the president
     ----------
on one day's notice in writing to each director and shall be called by the president in like manner on the written request of two directors. Such meetings may be held within or without the State of Delaware at such place and time as is indicated in the notice or waiver of notice thereof.

     Section 4. At all meetings of the directors, a majority of the directors
     ----------
shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

     Section 5. Directors shall receive such compensation for attendance at
     ----------
meetings as the Board of Directors may from time to time prescribe.

     Section 6. Unless restricted by the Certificate of Incorporation or law,
     ----------
any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE V
                                   ---------

                                    OFFICERS
                                    --------

     Section 1. The officers of the Company shall be a president, a secretary, a
     ----------
treasurer and such other officers or assistant officers as may from time to time be chosen by the Board of Directors. The president shall be chosen from among the directors.

     Section 2. Any two or more offices (other than the president and secretary)
     ----------
may be held by the same person.

     Section 3. The officers of the Company shall hold office until their
     ----------
successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     Section 4.  The officers of the Company shall have the following duties:
     ----------

                                   President
                                   ---------

     The president shall be the chief executive officer of the Company. It shall be his duty to preside at all meetings of the stockholders and directors; to have general and active management of the business of the Company; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Company.

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     He shall have the general supervision and direction of the other officers of the company and shall see that their duties are properly performed.

     He shall submit a report of the operations of the Company for the year to the stockholders at their annual meeting.

     He shall have the general duties and powers of supervision and management usually vested in the office of president of a corporation.

                                Vice President
                                --------------

     The vice president or vice presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the President or the Board of Directors.

                                   Secretary
                                   ---------

     The secretary shall attend all meetings of the Company, the Board of Directors and the executive committee. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for their purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the president or the Board of Directors.

     He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

                                   Treasurer
                                   ---------

     The treasurer shall have custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

     He shall disburse the funds of the Company as may be ordered by the Board of Directors, executive committee or president, taking proper vouchers for such disbursements, and shall render to the president and directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Company.

     He shall give to the Company a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Company, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Company. He shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

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                  Assistant Secretary and Assistant Treasurer
                  -------------------------------------------

     The assistant secretary shall assist the secretary and the assistant treasurer shall assist the treasurer in the performance of their respective duties and shall perform all such duties in their absence or disability and shall perform such other duties as may be prescribed by the Board of Directors, the executive committee and the president.

     Section 5. In case of the absence or disability of any officer of the
     ----------
Company or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his power or duties to any other officer or to any director for the time being.

                                  ARTICLE VI
                                  ----------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     Section 1. The Board of Directors may authorize any officer or officers,
     ----------
agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     Section 2. No loans shall be contracted on behalf of the Company and no
     ----------
evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. All checks, drafts or other orders for the payment of money,
     ----------
notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. All funds of the Company not otherwise employed shall be
     ----------
deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII
                                  -----------

                              STOCK CERTIFICATES
                              ------------------

     Section 1. Every holder of stock in the Company shall be entitled to have a
     ----------
certificate signed by, or in the name of the company, by the president or a vice president and either the secretary, assistant secretary, treasurer or assistant treasurer, certifying the number of shares held.

     Section 2. If a stock certificate be lost or destroyed, another may be
     ----------
issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Company against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

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     Section 3. All transfers of stock of the Company shall be made upon its
     ----------
books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of stock certificates for cancellation.

     Section 4. The Company shall be entitled to treat the holder of record of
     ----------
any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                 ARTICLE VIII
                                 ------------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the company shall be as determined from time to time by the Board of Directors or upon their failure to act, by the president.

                                  ARTICLE IX
                                  ----------

                                   DIVIDENDS
                                   ---------

     Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                   ARTICLE X
                                   ---------

                               BOOKS AND RECORDS
                               -----------------

     The books, accounts and records of the Company except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by resolution of the directors.

                                  ARTICLE XI
                                  ----------

                                    NOTICES
                                    -------

     Notice required to be given under the provisions of these Bylaws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postpaid sealed envelope or wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these Bylaws, whether before or after the time stated herein.

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                                  ARTICLE XII
                                  -----------

                                INDEMNIFICATION
                                ---------------

     Each person who at any time is, or shall have been, a director or officer of the Company, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer, of the Company, or served at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any such action, suit or proceeding to the full extent permitted by the laws of the State of Delaware. The foregoing right of indemnification shall in no way exclude any other rights of indemnification to which any such director or officer may be entitled, under any bylaw, agreement, vote of stockholders or directors or otherwise. All rights of indemnification hereunder shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of any such director or officer.

                                 ARTICLE XIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

     Unless otherwise provided by resolution of the Board of Directors, the president, or in his absence or disability a vice president, may from time to time, in the name and on behalf of the Company, cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other company, any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other company, and may consent in writing to any action of such other company; or may appoint, in such manner, for such purposes, and upon such terms and instructions as the said president or vice president may determine, an attorney or attorneys or agent or agents in the name and on behalf of the Company to cast the votes and consent in writing to action of such other company or companies, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.

                                  ARTICLE XIV
                                  -----------

                              AMENDMENT OF BYLAWS
                              -------------------

     These Bylaws may be amended, altered, repealed or added to at any regular meeting of the stockholders or Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole authorized number of directors, as the case may be.

                                 CERTIFICATION
                                 -------------

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     The above and foregoing is a true and correct copy of the Bylaws of
Southern Industrial Services, Inc., adopted October 1, 1986.


                              /s/ Vincent E. Rawson
                              -------------------------------------
                              Vincent E. Rawson, Secretary

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